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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the captions "Summary Consolidated Financial Data," "Selected Consolidated Financial Data," and "Experts," and to the use of our reports on the consolidated financial statements and schedule of TNS, Inc. dated February 6, 2004 (except with respect to the matter discussed in paragraph 5 of Note 1, as to which the date is March         , 2004), and to the use of our report on the consolidated financial statements and schedule of Transaction Network Services, Inc. dated September 6, 2002, in the Registration Statement (Form S-1 No. 333-110188) and related Prospectus of TNS, Inc. for the registration of its common stock.

                      Ernst & Young LLP

McLean, Virginia
February        , 2004

The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 1 to the financial statements.

                        /s/ Ernst & Young LLP

McLean, Virginia
February 27, 2004

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  Exhibit 23.1
Consent of Independent Auditors